SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.



FOR PERIOD ENDING: 6/30/2007
FILE NUMBER 811-2699
SERIES NO.: 9



74U.  1 Number of shares outstanding (000's omitted)
        Class A                                                   19,742
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                                    5,679
        Class C                                                    2,690
        Class R                                                       12
        Institutional Class                                        4,787

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                   $17.87
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                   $17.00
        Class C                                                   $16.98
        Class R                                                   $17.84
        Institutional Class                                       $18.05